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                                                                   EXHIBIT 23.01



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-00000) and related Prospectus of AtheroGenics, Inc. for the registration of xxxx shares of its common stock and to the incorporation by reference therein of our report dated February 8, 2002, with respect to the financial statements of AtheroGenics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                    /s/ Ernst & Young LLP


Atlanta, Georgia
November 11, 2002